    EXHIBIT 99.1

Oil States Announces Fourth Quarter 2022 Results
•Revenue of $202.4 million increased 7% sequentially and 25% year-over-year
•Excluding a third quarter 2022 litigation-related settlement gain of $6.1 million, operating income of $3.3 million increased $4.3 million sequentially and $14.5 million year-over-year
•Net income of $2.9 million, or $0.05 per diluted share, reported for the quarter
•Adjusted EBITDA (a non-GAAP measure(1)) of $20.5 million decreased $1.4 million sequentially but increased $7.2 million year-over-year. Excluding the third quarter 2022 litigation-related benefit, Adjusted EBITDA increased $4.7 million, or 30%, sequentially.
•Cash flow from operations totaled $13.9 million during the quarter
•Offshore/Manufactured Products segment's backlog increased 19% sequentially to $308 million at the end of the quarter (highest level since the fourth quarter of 2015), with a quarterly book-to-bill ratio of 1.5x, which included two notable production facility project awards exceeding $20 million each
•Board of Directors approved a $25.0 million stock repurchase plan

	Three Months Ended			% Change
(Unaudited, in Thousands, Except Per Share Amounts)	December 31, 2022	September 30, 2022	December 31, 2021	Sequential	Year-over-Year
Consolidated results:
Revenues	$202,434	$189,394	$161,320	7%	25%
Operating income (loss)	$3,273	$5,058	$(11,273)	(35)%	nm
Net income (loss)	$2,885	$2,143	$(19,870)	35%	nm
Diluted earning per share	$0.05	$0.03	$(0.33)	67%	nm
Adjusted EBITDA(1)	$20,542	$21,962	$13,392	(6)%	53%

Revenues by segment:
Offshore/Manufactured Products	$105,107	$96,037	$92,209	9%	14%
Well Site Services	67,689	60,509	43,336	12%	56%
Downhole Technologies	29,638	32,848	25,775	(10)%	15%

Operating income (loss) by segment:
Offshore/Manufactured Products	$12,258	$13,373	$7,802	(8)%	57%
Well Site Services	5,300	2,359	(7,818)	125%	nm
Downhole Technologies	(3,337)	(342)	(4,525)	nm	26%

Adjusted Segment EBITDA (a non-GAAP measure(1)):
Offshore/Manufactured Products	$17,751	$18,304	$13,655	(3)%	30%
Well Site Services	12,516	9,723	6,150	29%	104%
Downhole Technologies	1,042	4,100	132	(75)%	nm
___________________
(1)Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures, see "Reconciliations of GAAP to Non-GAAP Financial Information" tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
HOUSTON, February 16, 2023 – Oil States International, Inc. (NYSE: OIS) reported net income of $2.9 million, or $0.05 per share, for the fourth quarter of 2022 on revenues of $202.4 million and Adjusted EBITDA of $20.5 million. These results compare to revenues of $189.4 million, net income of $2.1 million ($0.03 per share) and Adjusted EBITDA of $22.0 million reported in the third quarter of 2022. Reported third quarter 2022 results benefited from a litigation-related settlement gain of $6.1 million ($4.6 million after-tax, or $0.07 per share).
Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,
"With continued improvement in industry fundamentals throughout 2022 – both domestically and internationally, Oil States reported positive operating and net income for a second consecutive quarter as we concluded our current fiscal year. Sequentially, consolidated fourth quarter revenues increased $13.0 million and operating income rose $4.3 million, excluding a litigation-related settlement gain recorded in the prior period. This quarter-over-quarter growth reflects improved offshore-project activity and backlog conversion, complimenting continuing improvement in U.S. land-based markets.
"Our year-over-year results were impressive, with consolidated revenues and operating income in the fourth quarter 2022 increasing by $41.1 million and $14.5 million, respectively.
"Our Offshore/Manufactured Products segment revenues increased 9% sequentially totaling $105.1 million in the fourth quarter, while Adjusted Segment EBITDA totaled $17.8 million. Backlog increased $50 million in the quarter, totaling $308 million as of December 31. Supported by two notable project awards in the period, the segment's quarterly bookings increased again to $152 million, yielding a quarterly book-to-bill ratio of 1.5x.
"Revenues reported by our Well Site Services segment increased 12% and Adjusted Segment EBITDA rose 29% from the third quarter of 2022 – driven by higher U.S. completion and production activity, along with enhanced customer penetration and better equipment utilization.
"Our Downhole Technologies segment revenues decreased 10% and Adjusted Segment EBITDA declined 75% from the third quarter of 2022, due primarily to lower international perforating sales, manufacturing labor constraints and higher material and supply chain costs. Additionally, the segment recognized inventory and receivable reserves totaling $0.6 million during the fourth quarter of 2022.
"As we enter 2023, we are encouraged by the high-level of bidding and quoting activity for major offshore projects, higher backlog levels within our Offshore/Manufactured Products segment and continued strong industry fundamentals that suggest a continuation of strong investments by operators.
"We have no significant debt maturities until 2026, providing Oil States with the opportunity to focus on the return of capital to our stockholders. Given our financial position and outlook, our Board of Directors recently approved a $25.0 million stock repurchase program, which extends through February 2025."
For the year ended December 31, 2022, the Company reported a net loss of $9.5 million, or $0.15 per share, revenues of $737.7 million and Adjusted EBITDA of $74.0 million. The full-year 2022 results included a third quarter 2022 gain of $6.1 million ($4.6 million after-tax, or $0.07 per share) recognized in connection with the settlement of litigation.
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore/Manufactured Products
Offshore/Manufactured Products reported revenues of $105.1 million, operating income of $12.3 million and Adjusted Segment EBITDA of $17.8 million in the fourth quarter of 2022, compared to revenues of $96.0 million, operating income of $13.4 million and Adjusted Segment EBITDA of $18.3 million reported in the third quarter of 2022. Third quarter 2022 results included a gain of $6.1 million recorded in connection with the settlement of litigation. Adjusted Segment EBITDA margin in the fourth quarter of 2022 was 17%, compared to 13% (excluding the gain) in the third quarter of 2022.
Backlog totaled $308 million as of December 31, 2022, an increase of $50 million, or 19%, from September 30, 2022 and $48 million, or 18% from December 31, 2021. Fourth quarter 2022 bookings totaled $152 million, yielding a quarterly book-to-bill ratio of 1.5x and a full-year ratio of 1.1x. During the fourth quarter of 2022, the segment was awarded two notable production facility project awards exceeding $20 million each.
Well Site Services
Well Site Services reported revenues of $67.7 million, operating income of $5.3 million and Adjusted Segment EBITDA of $12.5 million in the fourth quarter of 2022, compared to revenues of $60.5 million, operating income of $2.4 million and Adjusted Segment EBITDA of $9.7 million reported in the third quarter of 2022. Adjusted Segment EBITDA margin was 18% in the fourth quarter of 2022, compared to 16% in the third quarter of 2022.
Downhole Technologies
Downhole Technologies reported revenues of $29.6 million, an operating loss of $3.3 million and Adjusted Segment EBITDA of $1.0 million in the fourth quarter of 2022, compared to revenues of $32.8 million, an operating loss of $0.3 million and Adjusted Segment EBITDA of $4.1 million reported in the third quarter of 2022. Adjusted Segment EBITDA margin in the fourth quarter of 2022 was 4%, compared to 12% in the third quarter of 2022. Weaker revenues and margins in the quarter resulted from the timing of international sales, which can be lumpy from quarter to quarter, along with supply chain challenges and inventory write-offs totaling $0.2 million.
Corporate
Corporate operating expenses in the fourth quarter of 2022 totaled $10.9 million.
Interest Expense, Net
Net interest expense totaled $2.3 million in the fourth quarter of 2022, which included $0.5 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
The Company recognized a tax benefit of $0.5 million on pre-tax income of $2.4 million during the fourth quarter of 2022. In the third quarter of 2022, the Company recognized tax expense of $0.8 million on a pre-tax loss of $2.9 million.
Financial Condition
No borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at December 31, 2022. Cash on-hand increased from $33.1 million at September 30, 2022 to $42.0 million at December 31, 2022. Liquidity (cash plus borrowing availability) totaled $134.1 million at December 31, 2022, with amounts available to be drawn under the ABL Facility totaling $92.1 million.
The Company's total debt represented 18% of combined total debt and stockholders' equity at December 31, 2022 and September 30, 2022. Our Net Debt to annualized fourth quarter 2022 Adjusted EBITDA ratio was 1.4x at December 31, 2022.
On February 15, 2023, the Company repaid the $17.3 million principal amount, plus accrued interest, outstanding under its 1.50% convertible senior notes.
On February 16, 2023, the Company's Board of Directors approved a $25.0 million stock repurchase plan, which extends through February 2025.
Fourth Quarter Highlights – Technology Advancement and R&D Efforts
•Successfully completed a test of OSI Minerals™ deepsea mineral riser system at a water depth of over 13,000 feet
•Successfully performed a tank test of a prototype model of our proprietary fixed tension leg platform ("F-TLP™") design for offshore wind installations in water depths of up to approximately 500 feet
•Recognized by World Oil as a finalist for our Merlin™ high-pressure, high-temperature riser system and our managed pressure drilling ("MPD") and riser gas handling system
•Continued to invest in and deploy our patented active-seat valve technology, which reduces the environmental impact of heavy greasing requirements and promotes personnel safety with decreased time in the hazardous wellhead zone
•Tempress extended-reach HydroPull™ tool was successfully deployed in a two and one-half mile lateral in the Middle East, allowing the operator to complete an offshore clean-out operation in one trip
•Awarded two production facility projects each totaling over $20 million for FlexJoint™ products, which provide long-term fatigue protection for offshore, high-pressure production riser systems
•Approximately 9% of our Offshore/Manufactured Products bookings in 2022 were for non-traditional energy applications

Conference Call Information
The call is scheduled for February 17, 2023 at 10:00 a.m. central time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (866) 374-5140 in the United States or by dialing +1 (404) 400-0571 internationally and using the passcode 14898506#. A replay of the conference call will be available approximately 90 minutes after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".
For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, geopolitical tensions, regulatory pressures related to environmental, social and governance considerations, the impact of the COVID-19 pandemic on the Company and its customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$101,027	$99,743	$89,401	$385,564	$299,293
Services	101,407	89,651	71,919	352,142	273,868
	202,434	189,394	161,320	737,706	573,161

Costs and expenses:
Product costs	81,606	81,576	72,890	307,371	246,589
Service costs	76,891	69,723	60,357	271,185	223,807
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	158,497	151,299	133,247	578,556	470,396
Selling, general and administrative expense	25,074	23,374	20,297	96,038	83,692
Depreciation and amortization expense	15,865	16,413	18,655	67,334	80,741
Impairments of fixed and lease assets	—	—	722	—	4,166
Other operating income, net(2)	(275)	(6,750)	(328)	(7,127)	(1,042)
	199,161	184,336	172,593	734,801	637,953
Operating income (loss)	3,273	5,058	(11,273)	2,905	(64,792)

Interest expense, net	(2,333)	(2,637)	(2,577)	(10,280)	(10,170)
Other income (expense), net(3)	1,423	491	(6,289)	3,315	1,628
Income (loss) before income taxes	2,363	2,912	(20,139)	(4,060)	(73,334)
Income tax (provision) benefit	522	(769)	269	(5,480)	9,341
Net income (loss)	$2,885	$2,143	$(19,870)	$(9,540)	$(63,993)

Net income (loss) per share:
Basic	$0.05	$0.03	$(0.33)	$(0.15)	$(1.06)
Diluted	0.05	0.03	(0.33)	(0.15)	(1.06)

Weighted average number of common shares outstanding:
Basic	62,678	62,674	60,380	61,638	60,293
Diluted	62,768	62,676	60,380	61,638	60,293
________________
(1)In the three months and year ended December 31, 2021, cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $1.5 million (in service costs) and $3.6 million ($2.1 million in product costs and $1.5 million in service costs), respectively.
(2)Other operating income, net included a litigation-related settlement gain of $6.1 million in the three months ended September 30, 2022 and year ended December 31, 2022.
(3)Other income (expense), net in the three months and year ended December 31, 2021 included a non-cash loss of $9.3 million associated with the reclassification of unrealized foreign currency translation adjustments, which were released upon the liquidation of an international operation. Additionally, for the year ended December 31, 2021, non-cash gains of $4.0 million were recognized in connection with purchases of $131.4 million principal amount of the 2023 Notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,018	$52,852
Accounts receivable, net	218,769	186,080
Inventories, net	182,658	168,573
Prepaid expenses and other current assets	19,317	19,222
Total current assets	462,762	426,727

Property, plant, and equipment, net	303,835	338,583
Operating lease assets, net	23,028	25,388
Goodwill, net	79,282	76,412
Other intangible assets, net	169,798	185,749
Other noncurrent assets	25,687	32,889
Total assets	$1,064,392	$1,085,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$17,831	$18,262
Accounts payable	73,251	63,343
Accrued liabilities	49,057	43,401
Current operating lease liabilities	6,142	6,481
Income taxes payable	2,605	2,564
Deferred revenue	44,790	43,236
Total current liabilities	193,676	177,287

Long-term debt	135,066	160,488
Long-term operating lease liabilities	20,658	23,452
Deferred income taxes	6,652	3,637
Other noncurrent liabilities	18,782	25,058
Total liabilities	374,834	389,922

Stockholders' equity:
Common stock	766	739
Additional paid-in capital	1,122,292	1,105,135
Retained earnings	272,027	281,567
Accumulated other comprehensive loss	(78,941)	(66,031)
Treasury stock	(626,586)	(625,584)
Total stockholders' equity	689,558	695,826
Total liabilities and stockholders' equity	$1,064,392	$1,085,748

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(9,540)	$(63,993)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	67,334	80,741
Impairments of inventories	—	3,581
Impairments of fixed and lease assets	—	4,166
Stock-based compensation expense	6,852	7,879
Amortization of debt discount and deferred financing costs	1,886	2,314
Deferred income tax provision (benefit)	2,020	(8,639)
Gains on extinguishment of 1.50% convertible senior notes	(176)	(4,022)
Gains on disposals of assets	(2,856)	(6,472)
Other, net	2,066	(511)
Changes in operating assets and liabilities, net of effect from acquired business:
Accounts receivable	(35,443)	(24,407)
Inventories	(17,364)	(10,334)
Accounts payable and accrued liabilities	18,183	17,727
Deferred revenue	1,554	(148)
Other operating assets and liabilities, net	(1,654)	(8)
Net cash flows provided by operating activities	32,862	7,194

Cash flows from investing activities:
Capital expenditures	(20,266)	(17,517)
Proceeds from disposition of property and equipment	5,877	11,527
Acquisition of business, net of cash acquired	(8,125)	—
Other, net	(211)	(636)
Net cash flows used in investing activities	(22,725)	(6,626)

Cash flows from financing activities:
Revolving credit facility borrowings	10,090	12,873
Revolving credit facility repayments	(10,090)	(31,873)
Payment of promissory note to seller of GEODynamics, Inc.	(10,000)	—
Issuance of 4.75% convertible senior notes	—	135,000
Purchases of 1.50% convertible senior notes	(8,450)	(125,952)
Other debt and finance lease repayments, net	(732)	(230)
Payment of financing costs	(105)	(7,791)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,002)	(1,595)
Net cash flows used in financing activities	(20,289)	(19,568)

Effect of exchange rate changes on cash and cash equivalents	(682)	(159)
Net change in cash and cash equivalents	(10,834)	(19,159)
Cash and cash equivalents, beginning of period	52,852	72,011
Cash and cash equivalents, end of period	$42,018	$52,852

Cash paid for:
Interest	$8,339	$6,532
Income taxes, net	534	152

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022(2)	December 31, 2021(3)	December 31, 2022(4)	December 31, 2021(5)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$44,187	$38,911	$43,603	$158,040	$122,097
Short-cycle products	24,207	23,710	18,212	92,152	65,174
Other products and services	36,713	33,416	30,394	131,531	111,458
Total Offshore/Manufactured Products	105,107	96,037	92,209	381,723	298,729
Well Site Services	67,689	60,509	43,336	231,189	170,940
Downhole Technologies	29,638	32,848	25,775	124,794	103,492
Total revenues	$202,434	$189,394	$161,320	$737,706	$573,161

Operating income (loss):
Offshore/Manufactured Products	$12,258	$13,373	$7,802	$45,268	$15,447
Well Site Services	5,300	2,359	(7,818)	4,865	(34,511)
Downhole Technologies	(3,337)	(342)	(4,525)	(6,669)	(13,470)
Corporate	(10,948)	(10,332)	(6,732)	(40,559)	(32,258)
Total operating income (loss)	$3,273	$5,058	$(11,273)	$2,905	$(64,792)
________________
(1)Disaggregated revenue data is provided to supplement the Segment Data.
(2)Operating income (loss) for the three months ended September 30, 2022 included a litigation-related settlement gain of $6.1 million related to the Offshore/Manufactured Products segment.
(3)Operating income (loss) for the three months ended December 31, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included non-cash inventory and fixed asset impairment charges of $1.5 million and $0.7 million, respectively, and severance and restructuring charges of $0.3 million. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.2 million.
(4)Operating income (loss) for the year ended December 31, 2022 included a $6.1 million gain on settlement of litigation and $0.8 million of bad debt expense on receivables from Russia-based customers within the Offshore/Manufactured Products segment.
(5)Operating income (loss) for the year ended December 31, 2021 included $0.9 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included non-cash fixed asset and operating lease impairment charges of $4.2 million, a non-cash inventory impairment charge of $1.5 million and severance and restructuring charges of $4.3 million. In the Downhole Technologies segment, operating income (loss) included a non-cash inventory impairment charge of $2.1 million and severance and restructuring charges of $0.8 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net income (loss)	$2,885	$2,143	$(19,870)	$(9,540)	$(63,993)
Interest expense, net	2,333	2,637	2,577	10,280	10,170
Income tax provision (benefit)	(522)	769	(269)	5,480	(9,341)
Depreciation and amortization expense	15,865	16,413	18,655	67,334	80,741
Impairments of inventories	—	—	1,468	—	3,581
Impairments of fixed and lease assets	—	—	722	—	4,166
Settlement of disputes with seller of GEODynamics, Inc.	—	—	—	620	—
Release of foreign currency translation adjustments on liquidation of an international operation	—	—	9,320	—	9,320
Gains on extinguishment of 1.50% convertible senior notes	(19)	—	—	(176)	(4,022)
Severance and restructuring charges	—	—	789	—	7,498
Adjusted EBITDA	$20,542	$21,962	$13,392	$73,998	$38,120
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, and certain non-cash charges, less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes") and adjustments for certain other items. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Offshore/Manufactured Products:
Operating income	$12,258	$13,373	$7,802	$45,268	$15,447
Other income (expense), net	693	(141)	21	638	770
Depreciation and amortization expense	4,800	5,072	5,502	20,451	22,190
Severance and restructuring charges	—	—	330	—	868
Adjusted Segment EBITDA	$17,751	$18,304	$13,655	$66,357	$39,275

Well Site Services:
Operating income (loss)	$5,300	$2,359	$(7,818)	$4,865	$(34,511)
Other income, net	711	632	3,010	3,207	6,162
Depreciation and amortization expense	6,505	6,732	8,511	28,564	40,152
Impairments of inventories	—	—	1,468	—	1,468
Impairment of fixed and lease assets	—	—	722	—	4,166
Severance and restructuring charges	—	—	257	—	4,266
Adjusted Segment EBITDA	$12,516	$9,723	$6,150	$36,636	$21,703

Downhole Technologies:
Operating loss	$(3,337)	$(342)	$(4,525)	$(6,669)	$(13,470)
Other expense, net	—	—	—	(86)	(6)
Depreciation and amortization expense	4,379	4,442	4,455	17,628	17,591
Impairment of inventories	—	—	—	—	2,113
Severance and restructuring charges	—	—	202	—	809
Adjusted Segment EBITDA	$1,042	$4,100	$132	$10,873	$7,037

Corporate:
Operating loss	$(10,948)	$(10,332)	$(6,732)	$(40,559)	$(32,258)
Other income (expense), net	19	—	(9,320)	(444)	(5,298)
Depreciation and amortization expense	181	167	187	691	808
Settlement of disputes with seller of GEODynamics, Inc.	—	—	—	620	—
Release of foreign currency translation adjustments on liquidation of an international operation	—	—	9,320	—	9,320
Gains on extinguishment of 1.50% convertible senior notes	(19)	—	—	(176)	(4,022)
Severance charges	—	—	—	—	1,555
Adjusted Segment EBITDA	$(10,767)	$(10,165)	$(6,545)	$(39,868)	$(29,895)
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(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, and certain non-cash charges, less gains on extinguishment of the 2023 Notes and adjustments for certain other items. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
RATIO OF NET DEBT TO ANNUALIZED FOURTH QUARTER 2022 ADJUSTED EBITDA (C)
(Dollars, In Thousands)
(unaudited)

December 31, 2022
Total debt	$152,897
Less: cash and cash equivalents	(42,018)
Net Debt	$110,879

Fourth quarter 2022 Adjusted EBITDA	$20,542
Annualized fourth quarter 2022 Adjusted EBITDA	82,168
Ratio of Net Debt to annualized fourth quarter Adjusted EBITDA	1.4x
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(C)The Company has included Net Debt and the ratio of Net Debt to annualized fourth quarter 2022 Adjusted EBITDA as a supplemental disclosure because its management believes that this data provides useful information regarding the level of the Company’s indebtedness and its ability to service debt. Net Debt and the ratio of Net Debt to annualized fourth quarter 2022 Adjusted EBITDA are not financial measures under GAAP and should not be considered in isolation from or as a substitute for total debt, net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.